EXHIBIT 10.2

NetREIT
DIVIDEND REINVESTMENT PLAN

NetREIT, a California corporation (the “Company”), has adopted this Dividend Reinvestment Plan (the “DRP”) effective June 1, 1999, as amended and restated effective January 1, 2000, and as amended effective March 8, 2006. Unless otherwise expressly stated, the meanings of the capitalized terms used in this Plan shall have the meaning set forth in Section 10.

1.           Eligible Participants. The record owner of Shares of the Company’s common stock may elect to participate in the DRP (a “Participant”).

2.           Application of Dividends. The Company will apply all distributions paid with respect to the Shares held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly from the Company, or as permitted under state securities laws in the secondary market.

3.           Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the Participation Agreement or other appropriate authorization form as may be available from the Company. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription or authorization. Shares will be purchased under the DRP on the record date for the Dividend used to purchase the Shares. Dividends for Shares acquired under the DRP are currently paid quarterly and are calculated with a daily record and Dividend declaration date.

4.           Purchase of Shares. Participants shall acquire Shares from the Company at a fixed price of nine dollars and fifty cents ($9.50) per Share. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed any ownership limit imposed by the Company. The Company may pay commissions to broker-dealers in connection with the purchase of the Shares. However, neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

If a secondary market develops for the Shares, the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price. In such event, the Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

If the Company’s Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price. Also, in the event of such listing or inclusion, the reservation of any Shares from the Offering for issuance under the DRP which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the “Commission”) under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

It is understood that reinvestment of Dividends does not relieve a Participant of any income tax liability which may be payable on the Dividends.

5.           The Company’s Obligation to Purchase Shares.  In the event the Company shall at any time determine, in its sole discretion, that for any reason Shares may not be issued to any Participant under the DRP, the Company shall have no obligation to do so. The amount of any Dividend that would otherwise be used to purchase Shares under this Plan shall be paid in cash to the Participant.

6.           Share Certificates. Upon the written request of any Participant, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

7.   Maintenance of Records. Within 90 days after the end of the Company’s fiscal year, the Company will maintain true and correct information regarding each Participant’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Dividends received during the prior fiscal year.

8.      Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Stockholder in cash.

9.    Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days’ written notice to the Participants.

10.      Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

11.     Certain Definitions.

“Act” means the Securities Act of 1933.

“Affiliate” means, as to any person, any other person who (i) owns beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such person; or (ii) is an officer, retired officer, director, trustee or general partner of such person; or (iii) controls, is controlled by or is under common control with, such person; or (iv) if such other person is an officer, director, trustee, or general partner of another entity, then the entity for which that person acts in any capacity.

“Articles of Incorporation” means the Company’s Articles of Incorporation, as amended.

“Bylaws” means the Company's Bylaws, as amended.

“Independent Director(s)” means the director(s) of the Company who are not affiliated, directly or indirectly, with an officer or Shareholder owning more than ten percent (10%) of the Company’s outstanding Common Stock, whether by ownership of, ownership interest in, employment by, any business or professional relationship with such person, and who perform no other services for the Company at the time his or her independence is being determined. A director will, however, not be considered “independent” if he or she is serving as a director for more than three real estate investment trusts organized by or affiliated with an officer or 10% or greater Shareholder of the Company, or any director who is not an Independent Director. “Independent Director(s)” shall also mean a person who performs no other material services for the Company except as a director. An indirect relationship shall include circumstances in which a member of the immediate family of a director has one of the foregoing relationships with an officer or 10% or greater Shareholder of the Company.

“IRA” means Individual Retirement Account, as defined in Section 408 of the Code.

“Majority Vote” means the affirmative vote of at least a majority of the Shares then outstanding represented and voting at a duly held meeting at which a quorum is present or by written consent of the Shareholders.

“Person(s)” means individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint venturers, associations, companies, trusts, banks, trust companies, land trusts, business trusts and any other entities, government agencies and political subdivisions thereof.

“Service” means the Internal Revenue Service.

“Share(s)” means the Shares of the Company’s no par value common stock offered pursuant to the Registration Statement.

“Shareholder(s)” means, as of any particular date, all holders of record of outstanding Shares on such date.
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End of Plan